LILLY INDUSTRIES, INC.

                            EXECUTIVE RETIREMENT PLAN






















                         Effective as of January 1, 1996




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                                TABLE OF CONTENTS

                                                                          Page


ARTICLE I.          ESTABLISHMENT OF PLAN....................................1

Section 1.01.              Establishment.....................................1
Section 1.02.              Purpose...........................................1
Section 1.03.              Funding...........................................1

ARTICLE II.                DEFINITIONS AND INTERPRETATION....................1

Section 2.01.              Definitions.......................................1
Section 2.02.              Construction and Governing Law....................5

ARTICLE III.               PARTICIPATION.....................................6

ARTICLE IV.                VESTING AND FORFEITURE OF BASE PENSION............6

Section 4.01.              Vesting...........................................6
Section 4.02.              Forfeiture........................................6

ARTICLE V.          PAYMENT OF BASE PENSION..................................7

Section 5.01.              Normal Retirement.................................7
Section 5.02.              Disability........................................7
Section 5.03.              Termination of Employment.........................7
Section 5.04.              Alternate Form....................................7

ARTICLE VI.                SURVIVOR BENEFIT..................................7

ARTICLE VII.               MISCELLANEOUS.....................................8

Section 7.01.              Amendments........................................8
Section 7.02.              General Administration............................8
Section 7.03.              No Employment Rights..............................8
Section 7.04.              Non-alienation....................................8
Section 7.05.              Limitation of Liability...........................8
Section 7.06.              Acceleration or Change of Payment.................9
Section 7.07.              Tax Withholding...................................9
Section 7.08.              Counterparts......................................9

                                        1

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                             LILLY INDUSTRIES, INC.
                            EXECUTIVE RETIREMENT PLAN


                                   ARTICLE I.

                              ESTABLISHMENT OF PLAN

         Section 1.01. Establishment. Lilly Industries, Inc. ("Company") hereby establishes the Lilly Industries, Inc. Executive Retirement Plan ("Plan"), effective as of January 1, 1996.

         Section 1.02. Purpose. The sole purpose of the Plan is to ensure a base retirement benefit to a select group of management and highly compensated employees who devote their full time and attention to the business of their Employer throughout their respective careers.

         Section 1.03. Funding. The Plan is an unfunded benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended, and corresponding provisions of subsequent federal income tax laws ("Code"). Benefits payable under the Plan with respect to a Participant or beneficiary shall be paid from the general assets of the Employer of the Participant. The right of a Participant or beneficiary to receive payment under the Plan is merely a contractual right to payment from the Employer of the Participant, and the Plan does not give Participants or beneficiaries any interest in, or right to, any of the assets of the Company or any Affiliated Employer other than as a general creditor of his or her Employer.

                                   ARTICLE II.

                         DEFINITIONS AND INTERPRETATION

         Section 2.01. Definitions. When the initial letter of a word or phrase is capitalized herein, such word or phrase shall have the meaning hereinafter set forth:

         (a)      "Affiliated Employer" means:

                  (i) a member of a controlled group of corporations (as defined in Code Section 414(b)) of which the Company is a member; or

                  (ii) an unincorporated trade or business which is under common control (as defined in Code Section 414(c)) with the Company.

         (b) "Base Pension" means a Single Life Annuity payable for life beginning at the Normal Retirement Date of the Participant, equal to fifty-five percent (55%) of the Final Average Compensation, reduced by the Pension Offsets.

         (c)      "Board" means the board of directors of the Company.



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         (d)      "Change in Control" shall be deemed to have occurred if:

                  (i) the Company shall become a party to an agreement of merger, consolidation, or other reorganization pursuant to which the Company will be a constituent corporation and the Company will not be the surviving or resulting corporation, or which will result in less than 50% of the outstanding voting securities of the surviving or resulting entity being owned by the former shareholders of the Company;

                  (ii) the Company shall become a party to an agreement providing for the sale or other disposition by the Company of all or substantially all of the assets of the Company to any individual, partnership, joint venture, association, trust, corporation, or other entity ("Person") which is not an Affiliated Employer;

                  (iii) the approval by the shareholders of the Company of one or more amendments to the Articles of Incorporation of the Company which has a material adverse effect on the rights of, or control exercised by, the Class B shareholders of the Company;

                  (iv) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) of an aggregate of more than 20% of the combined voting power of the then outstanding securities of the Company; or

                  (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board, cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election for each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (e) "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provisions of any subsequent federal income tax law.

         (f) "Committee" means the Compensation Committee of the Board, to which the Board has delegated authority to administer and interpret the Plan and to designate eligible participants.

         (g) "Company" means Lilly Industries, Inc. and any successor to Lilly Industries, Inc.

         (h) "Compensation" means the total cash wages actually paid to a Participant by one or more Employers for a calendar year and includible in the gross income of the Participant for

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such calendar year,  plus any amounts  deferred or redirected by the Participant for such calendar year which are not includible in the gross income of the Participant for such calendar year pursuant to any cash or deferred arrangements or salary reduction plans maintained by the Employer under Code Section 401(k) or Code Section 125 and reduced by any amounts which are includible in the gross income of the Participant for such calendar year under the Replacement Plan.

         (i) "Competition" means any of the activities described within this Subsection. A Participant engages in Competition if he or she at any time (A) directly or indirectly engages in any activity or business that is the same as or substantially similar to or competitive with that of the Company or any Affiliated Employer, (B) directly or indirectly engages in, owns, manages, operates, joins, controls, lends money or other assistance to, or participates in or is connected with, as an officer, employee, partner, stockholder, consultant, or otherwise, any individual, partnership, firm, corporation, or other business organization or entity that is engaged in any activity or business that is the same as or substantially similar to or competitive with that of the Company or any Affiliated Employer, or (C) discloses or uses, other than in the normal and ordinary performance of service for the Employer, any Confidential Information of the Company or any Affiliated Employer. Nothing contained in the foregoing, however, shall prohibit a Participant from owning shares of stock representing less than one percent (1%) of the outstanding shares of any publicly-held competitor of the Company or any Affiliated Employer.

         (j) "Confidential Information" means any information not in the public domain and not previously disclosed to the public by the Board or management of the Company or an Affiliated Employer with respect to the products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects, or opportunities of the Company or an Affiliated Employer, or any information which the Company or an Affiliated Employer has designated as Confidential Information.

         (k) "Disability" means a disability as determined for purposes of any group disability insurance policy of the Company in effect for the Participant which qualifies the Participant for permanent disability insurance payments in accordance with such policy. The Committee may require subsequent proof of continued Disability, prior to the sixty-fifth (65th) birthday of the Participant, at intervals of not less than six (6) months.

         (l) "Effective Date" means January 1, 1996, the date the Plan became effective.

         (m) "Employer" means the Company and any Affiliated Employer which adopts the Plan with the consent of the Committee, and any successor thereto.

         (n) "Final Average Compensation" means the average of the Compensation of a Participant for the three (3) consecutive calendar years of his or her employment with one or more Employers which produce the highest such average; provided, however, if the

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Compensation of a Participant for the first calendar year in such three (3) year period includes any bonus with respect to such calendar year and the previous calendar year then the bonus for the previous calendar year shall be excluded
from  such   Compensation   for  purposes  of  computing   such  Final   Average
Compensation.

         (o) "Good Cause" means (i) conviction for a felony or conviction for any crime or offense lesser than a felony involving the property of the Company or an Affiliated Employer, whether such conviction occurs before or after his or her termination of employment; (ii) engaging in conduct that has caused demonstrable and material injury to the Company or an Affiliated Employer, monetary or otherwise; (iii) gross dereliction of duties or other gross misconduct and the failure to cure such situation within thirty (30) days after receipt of notice thereof from the Committee; or (iv) the disclosure or use of Confidential Information other than in the normal and ordinary performance of service for the Company or an Affiliated Employer. The determination as to whether Good Cause exists shall be made by the Committee in good faith and in its sole discretion.

         (p) "Normal Retirement Date" means the first day of the month coinciding with or immediately following the later of the date the Participant
(i) reaches age sixty-five (65), or (ii) retires from employment with the Company.

         (q) "Participant" means any employee of an Employer who is employed in a key executive or managerial position, who is designated by the Committee to be eligible for participation in the Plan, and who agrees to be bound by the provisions of the Plan on a form provided by the Committee.

         (r) "Pension Offsets" means the aggregate amount of benefits payable to a Participant under the Pension Plan, the Savings Plan, or the Replacement Plan, but only to the extent that such benefits are attributable to contributions by the Employer; provided, however, that Pension Offsets shall not include (i) Employer matching contributions to the Savings Plan (and investment gains and losses thereon), (ii) Employer matching contributions to the Replacement Plan (and investment gains and losses thereon), (iii) Participant salary redirection contributions to the Savings Plan (and investment gains and losses thereon),
(iv) Participant salary redirection contributions to the Replacement Plan (and investment gains and losses thereon), or (v) investment gains or losses attributable to Employer profit sharing contributions to the Savings Plan or the Replacement Plan. To the extent that any Pension Offsets are payable to a Participant in a form or at a time other than in the form and at the time that the Base Pension of the Participant is payable to him or her under the Plan, the amount of such Pension Offsets shall be adjusted as necessary to convert such amount to an amount which, if payable in the form and at the time that the Base Pension of the Participant is payable under the Plan, is actuarially equivalent to the amount of such Pension Offsets actually payable to the Participant.

         (s) "Pension Plan" means the "Lilly Employees' Pension Plan," as amended from time to time.


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         (t)  "Plan"  means the "Lilly  Industries,  Inc.  Executive  Retirement
Plan," as set forth herein and as it may be amended from time to time.

         (u) "Plan Year" means a calendar year.

         (v) "Replacement Plan" means the "Lilly Industries, Inc. Replacement Plan," as amended from time to time.

         (w) "Savings Plan" refers collectively to the "Lilly Industries, Inc. Employee 401(k) Savings Plan," as amended from time to time, and the "Lilly Industries, Inc. Defined Contribution Plan," as amended from time to time.

         (x) "Single Life Annuity" means an annual annuity payable to the Participant beginning as of his or her Normal Retirement Date and on each subsequent anniversary thereof, and ending on the anniversary date coinciding with or immediately preceding the date of his or her death.

         (y) "Spouse" means the spouse of the Participant, provided that the Participant and his or her spouse have been married continuously throughout the one-year period ending on the date of death of the Participant.

         (z) "Years of Service" means the continuous employment service (based on full years and completed months) of a Participant with the Company and any Affiliated Employer; provided, however, that Years of Service may include such continuous employment service with a prior employer if so designated by the Committee in writing for a particular Participant; and may include any additional service granted under the terms of any applicable Severance Agreement of the Participant.

         Section 2.02.  Construction and Governing Law.

         (a) The Plan shall be construed, enforced and administered, and the validity thereof determined in accordance with, the laws of the State of Indiana.

         (b) Words used herein in the masculine gender shall be construed to include the feminine gender where appropriate, and words used herein in the singular or plural shall be construed as being in the plural or singular where appropriate.

         (c) Whenever any actuarial present value or actuarial equivalency is to be determined under the Plan, it shall be based on such actuarial assumptions as may be provided under the Pension Plan for comparable situations as determined by the Committee in its sole discretion.


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                                  ARTICLE III.

                                  PARTICIPATION

         The Committee may designate from time to time which employees of an Employer are eligible to participate in the Plan. Any such employee shall become a Participant only after completing such forms and making such elections as the Committee may prescribe, including an agreement to be bound by all terms of the Plan and all determinations of the Committee. A Participant shall remain a Participant until all amounts to which he or she is entitled under the Plan have been paid to him or her.

                                   ARTICLE IV.

                     VESTING AND FORFEITURE OF BASE PENSION

         Section 4.01. Vesting. A Participant shall become vested in his or her Base Pension as follows:

         (a) Subject to Section 4.02, the Base Pension of a Participant shall be ten percent (10%) vested upon the later of the date that the Participant (i) reaches age fifty-three (53), or (ii) completes thirteen (13) Years of Service, and shall be vested thereafter at the rate of ten percent (10%) per year for each subsequent Year of Service.

         (b) Subject to Section 4.02, a Participant shall be one hundred percent (100%) vested in his or her Base Pension in the event that the Participant becomes Disabled.

         Section 4.02. Forfeiture. A Participant shall forfeit his or her Base Pension as follows:

         (a) A Participant shall forfeit any and all rights he or she may have to the nonvested portion of his or her Base Pension as of the date his or her employment with the Employer ends either voluntarily or involuntarily, subject to the terms of any applicable Severance Agreement of the Participant.

         (b) Notwithstanding any other provision of the Plan, a Participant shall forfeit any and all rights he or she may have to the vested or nonvested Base Pension of the Participant if (i) the employment of the Participant is involuntarily terminated by the Employer for Good Cause, as determined by the Committee in its sole discretion, or (ii) the Participant, either before or after any termination of employment with the Employer (including, without limitation, retirement from the Employer), engages in Competition.

         (c) If a Participant dies before any Base Pension becomes payable to him or her under the Plan, the Participant shall forfeit any and all rights that the Participant may have had to any Base Pension whether or not vested, except any survivor benefit payable pursuant to Article VI.


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                                   ARTICLE V.

                             PAYMENT OF BASE PENSION

         Section 5.01. Normal Retirement. A Participant who retires from the Employer on or after reaching age sixty-five (65) shall be entitled to receive the vested portion of his or her Base Pension payable as a Single Life Annuity beginning as of his or her Normal Retirement Date, unless an alternate form of benefit has been elected by the Participant as provided in Section 5.04.

         Section 5.02. Disability. A Participant who terminates employment with the Employer before reaching age sixty-five (65) due to Disability shall be entitled to receive his or her full Base Pension payable as a Single Life Annuity beginning as of his or her Normal Retirement Date, unless an alternate form of benefit has been selected by the Participant as provided in Section 5.04.

         Section 5.03. Termination of Employment. A Participant who terminates employment with the Employer before reaching age sixty-five (65), other than due to Disability and other than an involuntary termination for Good Cause, shall be entitled to receive the vested portion of his or her Base Pension, payable as a Single Life Annuity beginning as of his or her Normal Retirement Date, unless an alternate form of benefit has been elected by the Participant as provided in
Section 5.04.

         Section 5.04. Alternate Form. Upon becoming a Participant in the Plan and at any time thereafter at least one (1) year before his or her Base Pension becomes due and payable under the Plan, a Participant may elect in writing, on a form prescribed by the Committee, an actuarially equivalent alternate form of benefit then available under the Pension Plan; provided, however, that any such election shall not become effective until the date that is one (1) year after the date on which such election is approved by the Committee, which approval may be withheld by the Committee in its sole discretion.

                                   ARTICLE VI.

                                SURVIVOR BENEFIT

         If a married Participant dies before reaching his or her Normal Retirement Date and while still employed by the Employer, but after reaching age fifty-five (55), an annual survivor annuity equal to fifty percent (50%) of the Base Pension which would have been payable to the Participant as a Single Life Annuity if he or she had retired from the Employer on the later of his or her sixty-fifth (65th) birthday or date of death, and assuming his or her service with the Employer would have continued uninterrupted until such date, shall be paid to the surviving Spouse of the Participant beginning as of the first day of the month coinciding with or next following the later of the date the Participant would have reached age sixty-five (65) or the date

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of death;  provided,  however,  that the  Committee  may  determine  in its sole discretion to begin payment at an earlier date in an actuarially equivalent amount.

                                  ARTICLE VII.

                                  MISCELLANEOUS

         Section 7.01. Amendments. The Board from time to time may amend, suspend, or terminate the Plan or any part hereof, effective as of the beginning of any Plan Year commencing on or after the date of adoption of such action by the Board; provided, however, that no such action shall affect the rights of the Participant or the operation of the Plan with respect to the portion of the Base Pension of the Participant that has become payable or vested before such action; and provided, further, however, that the Board may not amend, suspend or terminate the Plan or any part hereof after a Change in Control with respect to any Participant without the written consent of the Participant.

         Section 7.02. General Administration. The Committee shall have exclusive authority to administer the Plan. The Committee shall have the exclusive right and authority to interpret the Plan and resolve any ambiguities. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company, any Employer, and all persons having or claiming to have any right or interest in or under the Plan. The Committee may delegate to such officers, employees or departments of the Company such authority, duties, and responsibilities of the Committee as it, in its sole discretion, considers necessary or appropriate for the proper and efficient operation of the Plan, including, without limitation, (a) interpretation of the plan, (b) approval and payment of claims, and (c) establishment of procedures for administration of the Plan.

         Section 7.03. No Employment Rights. Neither the establishment of the Plan nor the status of an employee as a Participant shall give any Participant any right to be retained in the employ of the Employer; and no Participant and no person claiming under or through such Participant shall have any right or interest in any benefit under the Plan unless and until the terms, conditions, and provisions of the Plan affecting such Participant shall have been satisfied.

         Section 7.04. Non-alienation. The right of any Participant or any person claiming under or through such Participant to any benefit or any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or person; and the same shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

         Section 7.05. Limitation of Liability. No member of the Board or the Committee, and no officer or employee of the Company or any Affiliated Employer, shall be liable to any person for any action taken or omitted in connection with the administration of the Plan, nor shall the Company or any Affiliated Employer be liable to any person for any such action or omission. No person shall, because of the Plan, acquire any right to an accounting or to examine the books

                                      - 8 -

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or the affairs of the Company or any  Affiliated  Employer.  Nothing in the Plan
shall be construed to create any trust or any fiduciary relationship between the Company or any Affiliated Employer and any Participant or any other person.

         Section 7.06. Acceleration or Change of Payment. Notwithstanding any provisions of the Plan to the contrary, the Committee, in its sole discretion, may accelerate the time of payment of any benefit to a Participant to the extent that it deems equitable or desirable under the circumstances or, if there has been a change in the family circumstances of a Participant, the Committee, in its sole discretion, may change the form of payment of any benefit to a Participant; provided, however, any such change shall not reduce the benefit payable to an amount which is less than the actuarial equivalent of the Base Pension payable to the Participant.

         Section 7.07. Tax Withholding. The Employer may withhold from any payment due hereunder any taxes required to be withheld under applicable federal, state, or local tax laws or regulations.

         Section 7.08. Counterparts. The Plan may be evidenced by any number of counterparts, each of which shall constitute an original.

         The Lilly Industries, Inc. Executive Retirement Plan has been executed by the duly authorized officers of Lilly Industries, Inc. on this 27th day of September, 1996.


                                       LILLY INDUSTRIES, INC.


                                       By: /s/ Douglas W. Huemme
                                          --------------------------------------

                                          Douglas W. Huemme, Chairman, President
                                                 & Chief Executive Officer

ATTEST:


By:    /s/ Kenneth L. Mills
       ------------------------------------------------
       Kenneth L. Mills


Title: Corporate Accounting Director
       ----------------------------------------------


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